November 23, 1999



ThermoView Industries, Inc.
1101 Herr Lane
Louisville, Kentucky  40222

RE:  Registration Statement on Form S-1

Ladies and Gentlemen:

     We have acted as counsel for ThermoView Industries, Inc. (the "Company") in connection with the preparation and filing of a registration statement on Form S-1 (the "Registration Statement"), relating to the registration by the Company under the Securities Act of 1933, as amended (the "Act"), of up to 1,443,250 shares (including 188,250 shares to cover over-allotments, if any) of the Company's common stock, $0.001 par value per share (the "Common Stock"), to be issued by the Company.

     In connection with this opinion, we have considered such matters of law and examined the originals or copies, certified or otherwise identified to our satisfaction, of such documents and corporate and other records and have obtained such certificates, letters, representations and information from the officers, directors and employees of the Company and from others as we have deemed necessary or appropriate to enable us to render the opinions expressed herein.

     Based upon and in reliance upon the foregoing, and subject to the qualifications and assumptions set forth below, it is our opinion that:

     1. When (a) the Registration Statement has become effective in accordance with the Act and the rules and regulations thereunder and the provisions of such state securities or "blue sky" laws as may be applicable have been complied with, and (b) the Common Stock has been duly delivered against payment therefor, the Common Stock to be issued by the Company will be legally issued, fully paid and nonassessable; and

     2. The Representatives' Warrant to be issued by the Company, when issued, will be a legal and binding obligation of the Company under the laws of the state of Delaware.

     Our opinion is limited by and subject to the following:

     (a) In our examination of all documents, certificates and records, we have assumed without investigation the authenticity and completeness of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity and completeness of the originals of all documents submitted to us as copies. We have also assumed the genuineness of all signatures, the legal capacity of natural persons, the

ThermoView Industries, Inc.
November 23, 1999
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authority of all persons executing documents on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company; and

     (b) Our opinion is based solely on and limited to the laws of the State of Delaware and the federal laws of the United States of America. We express no opinion as to the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the section captioned "Legal Matters" in the prospectus which is filed as a part of the Registration Statement.

                                      Yours very truly,

                                      /s/ STITES & HARBISON


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